UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2020

DLT RESOLUTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Ste 400-32132

Las Vegas, NV 89118

(Address of principal executive offices) (Zip Code)

(702) 796-6363

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We hereby amend Item 9.01 of our current report on Form 8-K filed on February 5, 2020, as amended on March 1, 2020, to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a). Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on February 5, 2020.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

Balance sheets as of December 31, 2019 and 2018, Statements of Operations, Statement of Deficiency of Stockholders’ Equity, Statements of Cash Flows and Notes to Financial Statements for the years then ended.

(b)	Pro forma financial information.

Pro forma Consolidated Balance Sheets as of December 31, 2019 and 2018 and Pro Forma Consolidated Statements of Operations for the years then ended.

(d)	Exhibits

Exhibit Number	Description
10.1

Share Purchase Agreement among DLT Resolution Inc., Union Strategies, Inc. and the Shareholders of Union Strategies, Inc. dated as of January 24, 2020 (Incorporated by reference to the Company’s current report on Form 8-K filed on March 9, 2020)

99.1	Audited financial statements of Union Strategies, Inc. for years ended December 31, 2019 and 2018 (Incorporated by reference to the Company’s current report on Form 8-K/A filed on January __, 2021).

99.2	Pro forma consolidated balance sheets as of December 31, 2019 and 2018 and statements of operations for the years then ended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution, Inc.

Date: February 23, 2021	By:	/s/ John S. Wilkes
	Name:	John S. Wilkes
	Title:	President and Chief Exectutive Officer

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